SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 7, 2003

Eagle Star Energy Group, Inc.
(Formerly known as AutoDataResearch.com, Inc.)
A Nevada corporation

Commission File No. 0000-33499

16-1599721 (I.R.S. Employer Identification Number)

76 Seneca Creek Road, West Seneca, NY 14224
(Address of principal executive offices)

Registrant's telephone number, including area code:
(716) 675-8563

Item 1.  Changes in Control of Registrant.

         Not applicable.

Item 2.  Acquisition or Disposition of Assets

         Not applicable.

Item 3.  Bankruptcy or Receivership.

         Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         Not applicable.

Item 5.  Other Events and Regulation FD Disclosure.

         The Registrant has received clearance to trade on the Over-the-Counter Bulletin Board market under the symbol "EAGS".

         In furtherance of the new business plan, the Company has located several prospective properties to begin its exploration objectives and is negotiating for those `farm-in' leases. The Company will file another Form 8K as soon as practicable after such possible acquisition(s) negotiations have yielded definitive results in the form of binding agreements.

         Effective October 31, 2003, Sterling Klein has been elected Chief Financial Officer, Secretary and Treasurer of the Company. He has also been appointed to serve as a Director of the Company until the next scheduled meeting of the shareholders.

         Mr. Klein is an accounting professional with a background in corporate financial analysis. He began his career in the petroleum industry with Shell Canada Ltd. as an Inventory Analyst. This position involved periodic travel to production sites in Alberta to conduct physical inventories. Additionally, as a Production Accountant with Shell Canada, Mr. Klein was responsible for the division and analysis of petroleum products for a production facility to book monthly revenues and provides summary reports for management. Mr. Klein went on to work with Chevron Canada Ltd. as a credit analyst. In this role, Mr. Klein was involved with a development team that implemented new systems and procedures company-wide.

         Recently, Mr. Klein spent more than 8 years as a Consultant to both public and private companies providing services in financial management, corporate administration, accounting and reporting. Mr. Klein's primary focus as a Consultant was providing leadership to public companies with respect to the maintenance of corporate records, development of business plans, construction of financial statements and submission of regulatory filings. Another of the key positions previously held by Mr. Klein was that of Portfolio Manager with a mortgage investment corporation. In this role, he was responsible for raising investment capital, market analysis, risk evaluation and mortgage placements.

         Mr. Klein is a Business Administration and Co-operative Education graduate from Simon Fraser University of British Columbia, where he completed concentrations in both Finance and Accounting. He also holds certificates from the Canadian Securities Institute and the University of British Columbia Professional Programs (Real Estate Finance).


Item 6.  Resignation of Registrant's Directors.

         Mr. Robert McIntosh has resigned effective October 31, 2003 from his positions of Secretary and Treasurer. Mr. McIntosh will continue to serve as a Director of the Company until the next scheduled meeting of the shareholders.

         Mr. Robert Feneziani and Mr. Thomas Feneziani have resigned, effective October 31, 2003, from their position as Directors. The Company will repurchase and subsequently retire to treasury, the shares currently owned by Robert and Thomas Feneziani for the amount of $150,000. The share price accepted by Robert and Thomas Feneziani was determined to be fair due to it being substantially below the anticipated opening share price of the Company when it begins trading on the OTCBB as disclosed above.

Item 7.  Financial Statements and Exhibits.

         Not applicable.

Item 8.  Change in Fiscal Year.

         Not applicable.

Item 9.  Regulation FD Disclosure.

         Not applicable.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

         Not applicable.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     Signature and Title                                 Date

                                                                November 7,2003
/s/ Scott Marshall
---------------------------------------------------------------
Scott Marshall, Chairman of the Board, President, Principal
Executive Officer and Director